EXHIBIT 99.1
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                                    SIGNATURE
                                     EYEWEAR
                                     [LOGO]

Contacts:      Michael Prince
               Chief Financial Officer
               (310) 330-2700

               Michael Pollock
               PondelWilkinson MS&L
               (310) 207-9300

                        SIGNATURE EYEWEAR COMPLETES SALE
                         OF "USA OPTICAL " EYEWEAR LINE

         INGLEWOOD, CALIF.-- APRIL 11, 2002-- Signature Eyewear, Inc. (OTCBB:SEYE) today announced that it has completed the sale of its USA Optical Line, a division of Signature Eyewear, to Kasperek Optical, Inc., a private company based in Michigan. Terms of the transaction were not disclosed.

         The USA Optical business sells eyewear through a form of telemarketing to optical retailers throughout the U.S. The divestiture of the USA Optical Line includes the sale of all "Camelot" brand name inventory and the rights to the Camelot brand name. The Camelot line consists of fashion eyewear for men, women, girls and boys.

         "The divestiture of our USA Optical eyewear line is a strategic action designed to further strengthen our balance sheet and more aggressively deploy Signature Eyewear's resources to those areas that hold the greatest growth potential for our company," said Michael Prince, chief financial officer.

         Signature Eyewear is a leading designer and marketer of prescription eyeglass frames and sunglasses under internationally recognized brand names such as Laura Ashley Eyewear, the premier feminine collection; Eddie Bauer Eyewear, the casual lifestyle collection for men and women; bebe eyes, sexy provocative eyewear for the contemporary woman; Hart Schaffner & Marx, the distinctively masculine collection; and Nicole Miller Eyewear, a fun, whimsical collection for the style-conscious modern woman. Signature Eyewear's proprietary brands include: Dakota Smith Eyewear, "The Original American Design"; and The Signature Collections. Signature Eyewear's products are sold in the United States and internationally to opticians, optometrists and ophthalmologists and to major international retail chains. For more information about Signature Eyewear call 1-800-765-EYES or visit the company's Web site at www.signatureeyewear.com.

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